                                                                   Exhibit 10.21

                     Corporate Services Transition Agreement

      THIS AGREEMENT is made and entered into this 30th day of June 1999, (hereinafter referred to as "Effective Date") by and between Cendant Operations, Inc., a Delaware corporation, with its principal place of business at 9 West 57th Street, New York, New York 10019 (together with any subsidiaries and affiliates of Cendant, "Cendant"), and Avis Fleet Leasing and Management Corporation, a Texas corporation with its principal place of business at 900 Old Country Road, Garden City, New York 11530 ("Avis Fleet"). Cendant and Avis Fleet are hereinafter referred to jointly as the "Parties" and individually as "Party".

                                   WITNESSETH:

      WHEREAS, PHH Corporation, an affiliate of Cendant ("PHH"), PHH Holdings Corporation, a subsidiary of PHH ("PHH Holdings"), Avis Rent A Car, Inc. and Avis Fleet have entered into an Agreement and Plan of Merger and Reorganization dated as of May 22, 1999 (the "Merger Agreement") pursuant to which PHH and PHH Holdings are transferring and assigning to Avis Fleet PHH's fleet and fuel card businesses (the "Transferred Businesses") in a merger of PHH Holdings and Avis Fleet (the "Merger"), in exchange for the assumption by Avis Fleet of certain liabilities and obligations associated with the Transferred Businesses and the issuance by Avis Fleet to PHH of shares of Avis Fleet preferred stock on such terms and conditions as are contained therein; and

      WHEREAS, the Merger Agreement provides that Cendant and Avis Fleet shall enter into an agreement relating to certain transition services to be provided by Cendant to Avis Fleet with respect to the Transferred Businesses and this Agreement is entered into in order to fulfill that provision.

      NOW, THEREFORE, in consideration of the mutual and reciprocal agreements and promises hereinafter set forth and for other good and valuable consideration, the Parties agree as follows.

                                    ARTICLE I
                                    SERVICES


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1.01 Provision of Services. Subject to the terms and conditions of this
Agreement, Cendant agrees to provide to Avis Fleet and Avis Fleet agrees to purchase from Cendant those services described in Exhibit A attached hereto on the terms set forth on Exhibit A, and those Other Services described in Section
1.02 which Cendant specifically agrees to provide to Avis Fleet upon the terms agreed upon by the parties in an amendment to Exhibit A (collectively referred to herein as "Services").

1.02 Miscellaneous Services. From time to time, Avis Fleet may find it desirable to request, in addition to the Services described in Exhibit A, additional services to be made available to Avis Fleet by Cendant (hereinafter referred to as "Other Services"). It is understood and agreed, however, that Cendant is under no obligation to provide Avis Fleet with any such Other Services. Upon Avis Fleet's written request for such Other Services, the Parties shall commence negotiations in good faith in order to arrange for the delivery thereof and compensation therefor and terms upon which such other Services shall be provided. The Parties' obligations with respect to providing any such Other Services shall only become effective upon execution of an amendment to Exhibit A signed by an officer of each party.

1.03 Nature, Volume and Scope of Services. (a) Cendant will provide Services on terms which are similar in nature, volume and scope to those which Cendant provided to the Transferred Businesses immediately prior to the Merger.

      (b) Notwithstanding any other provisions of this Agreement, Cendant shall not be required to provide to Avis Fleet any of the Services agreed to be provided hereunder to the extent doing so would unreasonably or materially interfere with the performance of services for Cendant and any business unit or function of Cendant or otherwise cause an unreasonable or material burden to Cendant and any business unit or function of Cendant. The parties hereby agree that no services specifically detailed on Exhibit A to this Agreement are unreasonable or a material burden to Cendant.

1.04 Subcontracting of Services. Avis Fleet understands that prior to the date of this Agreement, Cendant may have subcontracted with third parties to provide services in connection with all or any portion of the Services to be provided hereunder. Cendant reserves the right to continue to subcontract with third parties to provide the Services or to enter into new subcontract relationships for any Service described in Exhibit A. Unless otherwise provided in Exhibit A, the fees and expenses of such subcontractors used in connection with Services provided under this Agreement will be charged to Avis Fleet at actual cost without markup.


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

1.05 Avis Fleet Acknowledgment and Representation. Avis Fleet understands that the Services provided hereunder are transitional in nature and are furnished by Cendant solely for the purpose of accommodating the transfer of the Transferred Businesses from Cendant to Avis Fleet. Avis Fleet understands that Cendant is not in the business of providing Services to third parties and has no long-term interest in continuing this Agreement. Avis Fleet agrees to make a prompt transition to its own internal organization or other third party suppliers for the provision of the Services.

                                   ARTICLE II
                                TERM AND RENEWAL

2.01 Term of Agreement. Unless otherwise stated in the Exhibit relating to a specific Service, the term of this Agreement shall commence on June 30, 1999 and shall expire on December 31, 1999 unless earlier terminated by the Parties as provided herein.

2.02 Term of Services and Renewal of Services. The term of each Service identified in Exhibit A shall commence on June 30, 1999 and expire on December 31, 1999 unless earlier terminated as provided herein or specifically provided otherwise in Exhibit A. The Parties may, upon mutual written agreement, extend the term of any or all of the Services for additional, successive six (6) month terms. Unless specifically provided otherwise in Exhibit A, in the event Avis Fleet desires to renew any Service, Avis Fleet shall provide Cendant with written notice ("Notice of Service Renewal") sixty (60) days in advance of the expiration of the Service term, or any renewal term. The Notice of Service Renewal shall specify which Service(s) Avis Fleet is interested in renewing, with a description of any requested changes and the terms upon which such services shall be provided during such renewal term from those terms that are then described in Exhibit A. Cendant shall respond in writing to Avis Fleet within fifteen (15) business days following receipt of such Notice of Service Renewal, and indicate what Service(s), if any, Cendant will agree to provide during such renewal term and under what terms and conditions such Service(s) shall be provided. Upon mutual agreement of the Parties, Exhibit A of this Agreement shall be amended in writing to effect such renewal of Services.

                                   ARTICLE III
                                  COMPENSATION


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

3.01 Compensation. Avis Fleet shall pay Cendant compensation for Services based on the fees and expenses set forth in Exhibit A, or any amendments to Exhibit A, for each Service. If no fee is specified for a particular Service, the cost of such Service to Avis Fleet shall be based on the total cost to Cendant of providing such Service. "Total cost" shall be defined as direct and/or indirect costs incurred by Cendant as a result of supplying Services to Avis Fleet and shall be calculated as follows: (depending on which of the following calculations is most readily determinable for the Service provided): i) usage by Avis Fleet; ii) Cendant allocations based upon Cendant's standard accounting practices; or iii) Cendant management estimates of Services provided to Avis Fleet.

Unless otherwise provided in Exhibit A, the following expenses are included in the compensation for Services included in Exhibit A:

            (i) In the case of employee services provided in connection with the provision of any Services hereunder, the portion of any employees' salaries and benefits accrued by Cendant for the period of time during which such employee services are provided based on the amount of time reasonably estimated by Cendant that such employees devoted to providing any such employee services to Avis Fleet.

            (ii) For expenses of Cendant employees traveling away from home and overnight on behalf of Avis Fleet, the actual costs of transportation, meals and lodging. (Airfare is to be the most economical rate available, but never more costly than regular carrier coach rate.)

            (iii) For long distance telephone calls, facsimile, and telegrams placed in connection with Services provided under this Agreement, the actual cost incurred by Cendant.

            (iv) For printing, reproduction and postage charges and overnight courier incurred in connection with Services provided under this Agreement, the actual cost incurred by Cendant.

            (v) For computer services incurred directly in connection with Services provided under this Agreement, the actual cost incurred by Cendant.

            (vi) For supplies, service parts and other materials purchased by Cendant to perform Services under this Agreement, the actual cost incurred by Cendant.


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

            (vii) For automobile mileage charges incurred in connection with Services provided under this Agreement, the rate of thirty-one cents ($.31) per mile.

            (viii) For equipment leased from third parties in connection with Services provided under this Agreement, the actual cost incurred by Cendant.

            (ix) In addition to, and not in lieu of the foregoing, Avis Fleet will reimburse Cendant for the "Direct Cost" of providing employee benefits pursuant to Exhibit A hereto. The "Direct Cost" of providing such employee benefits to the Employees shall be determined as follows: (A) for all employee benefits which are "welfare benefits" as defined in Section 3 of ERISA, the greater of (i) the per-employee estimated and budgeted premium or premium-equivalent cost applicable to all Cendant employees covered under such type of coverage and (ii) if such benefits are "self-insured" by Cendant, the actual costs realized by Cendant in respect of each Employee under such type of coverage, after giving effect to Cendant's actual losses by virtue of its acting as a "self-insurer" and (B) for 401(k) company contributions under the Cendant Corporation Employee Savings Plan, including discretionary company contributions earned in respect of calendar year 1999 but actually contributed during calendar year 2000, an amount equal to the contributions actually made by Cendant. Avis Fleet will also make any other payments or reimbursements set forth in Exhibit A.

            (x) For third party administrative and consulting services incurred by Cendant in respect of employee benefit plans covering Avis Fleet employees pursuant to this Agreement, a pro rata portion of the fees charged to Cendant by such third parties.

3.02 Billing and Payment Terms. Amounts due under this Agreement will be billed and paid for in the following manner: Statements will be rendered to Avis Fleet on a monthly basis (and in reasonable detail as reasonably requested by Avis Fleet) for all Services delivered during the preceding month, and each such statement shall be payable within thirty (30) days after the date of the statement. Statements not paid within such thirty (30) day period shall accumulate interest at the annual rate of ten percent (10%) per annum.

                                   ARTICLE IV
                            INTERRUPTION OF SERVICES


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Cendant will endeavor to provide uninterrupted Services through the term of this
Agreement and any renewal term agreed upon by the parties. In the event, however, Cendant or its suppliers are wholly or partially prevented from providing a Service or Services or if Services are interrupted or suspended, in either case by reason of any Force Majeure event set forth in Section 13.01, or Cendant shall deem it necessary to suspend delivery of a Service hereunder for purposes of inspection, maintenance, repair, or replacement of equipment parts or structures, Cendant shall not be obligated to deliver such Service during such periods, provided that Cendant has given, when feasible, reasonable written notice of the interruption within a reasonable period of time, explaining the reason, purpose and likely duration therefor, and provided further, that with respect to Cendant scheduled interruptions or maintenance, Cendant shall have provided, when feasible, reasonable advance written notice thereof. If such interruption of Services has a significant negative impact on Avis Fleet's business operation and Cendant cannot readily reinstate the Service involved, Cendant will use reasonable efforts to assist Avis Fleet in securing alternative services to minimize such negative impact on Avis Fleet.

                                    ARTICLE V
                                    PERSONNEL

5.01 Supervision and Compensation. Cendant shall select, employ, pay, supervise, direct and discharge all Cendant personnel providing Services hereunder. Subject to Section 3.01, Cendant shall be solely responsible for the payment of all benefits and any other direct and indirect compensation for Cendant personnel assigned to perform services under this Agreement, as well as be responsible for their worker's compensation insurance, employment taxes, and other employer liabilities relating to such personnel as required by law to be provided. Cendant shall be an independent contractor in connection with the performance of Services hereunder and none of Cendant's employees performing services in connection therewith shall be deemed employees of Avis Fleet.

5.02 Staffing of Personnel. Cendant shall be solely responsible for assigning personnel to perform the Services, which personnel will be instructed by Cendant to perform the Services in a timely, efficient and workmanlike manner.

5.03 Standard of Care. Notwithstanding anything to the contrary contained in this Agreement, it is understood and agreed that Cendant is not in the business of


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providing Services to third parties and that the standard of care to which
Cendant and any Cendant employees or agents performing Services hereunder shall be accountable for shall be the standard of care used by Cendant in furnishing these Services to its own internal organization and affiliates, and under no circumstances shall Cendant or its employees or agents be held accountable for a greater standard of care or one that is appropriate for a party in the business of furnishing similar services.

                                   ARTICLE VI
                               INGRESS AND EGRESS

Cendant shall at all times during the term of this Agreement have the right of ingress to and egress from the facilities and premises of Avis Fleet for any purposes connected with the delivery of Services hereunder or the exercise of any right under this Agreement or the performance of any obligations required by this Agreement, subject to reasonable safety and security policies and practices implemented by Avis Fleet.

                                   ARTICLE VII
                                 CONFIDENTIALITY

7.01 Confidential Information. As used in this Agreement, Cendant Confidential Information and Avis Fleet Confidential Information are defined as follows:

      A. "Cendant Confidential Information" means information known by Avis Fleet on the date of this Agreement and related to Cendant's business interests, or disclosed confidentially by Cendant to Avis Fleet prior to or after the Effective Date under the terms and for purposes of this Agreement except for:

            (i) information which is or becomes publicly available through no act of Avis Fleet, from and after the date of public availability;

            (ii) information disclosed to Avis Fleet by a third party, provided
(a) under the circumstances of disclosure Avis Fleet does not have a duty of non-disclosure owed to such third party, (b) the third party's disclosure is not violative of a duty on non-disclosure owed to another, including Cendant, and
(c) the disclosure by the third party is not otherwise unlawful;


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

            (iii) information developed by Avis Fleet independent of any confidential Cendant information which is known by Avis Fleet on the Effective Date and/or disclosed by Cendant under this Agreement; and

            (iv) information which is developed solely by a business which is being transferred to Avis Fleet.

      B. "Avis Fleet Confidential Information" means information known by Cendant on the Effective Date and reasonably understood by Cendant to be confidential and related to Avis Fleet's present or future business interests, or disclosed confidentially by Avis Fleet to Cendant under the terms and for purposes of this Agreement except for:

            (ii) information which is or becomes publicly available through no act of Cendant, from and after the date of public availability;

            (ii) information disclosed to Cendant by a third party, provided (a) under the circumstances of disclosure Cendant does not have a duty of non-disclosure owed to such third party, (b) the third party's disclosure is not violative of a duty of non-disclosure owed to another, including Avis Fleet, and
(c) the disclosure by the third party is not otherwise unlawful;

            (iii) information developed by Cendant independent of any confidential Avis Fleet information which is known by Cendant on the Effective Date and/or disclosed by Avis Fleet thereafter;

            (iv) information which is inherently disclosed in marketing of a product by Cendant in the usual course of business and within the scope of the rights granted; and

            (v) information which is developed by a business which remains with Cendant on the Effective Date.

      C. Cendant and Avis Fleet each shall not disclose to any other person or use except for purposes of the Agreement any business information which is Avis Fleet Confidential Information or Cendant Confidential Information, respectively. The foregoing restrictions shall expire with respect to business information which is Avis Fleet Confidential Information and Cendant Confidential Information two (2) years after the date of disclosure of such information, unless and to the extent the


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

Parties agree to a longer period for the foregoing restrictions with respect to specific categories of business information which is Avis Fleet Confidential Information and/or Cendant Confidential Information, in which case the foregoing restrictions shall expire with respect to such information on the expiration of such longer period. The date of disclosure in the case of business information which is either Cendant Confidential Information known by Avis Fleet or Avis Fleet Confidential Information known by Cendant on the Effective Date shall be considered to be the Effective Date.

      D. Each Party shall protect Confidential Information hereunder by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized disclosure of the other Party's Confidential Information as the Party uses to protect its own confidential information of a like nature.

      E. Each Party shall insure that its Affiliates, sublicensees and other transferees agree to be bound by the same restriction on use and disclosure of Confidential Information as bind the Party in advance of the disclosure of Confidential Information to them.

                                  ARTICLE VIII
                     DISCLAIMER AND LIMITATION OF LIABILITY

8.01 Disclaimer of Warranties/Limitation of Direct Damages. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, CENDANT MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES TO BE PROVIDED UNDER THIS AGREEMENT. In the event of any performance or non-performance under this Agreement which results in direct damages to Avis Fleet, Cendant's maximum, cumulative and sole liability to Avis Fleet for such direct damages shall be an amount up to the fee paid by Avis Fleet to Cendant (as of the date of the performance or non-performance giving rise to the damage) during the term for the specific Service set forth in Section 2.02 which resulted in direct damages to Avis Fleet and shall only be payable by Cendant if such loss results from the willful misconduct or gross negligence on the part of Cendant or any officer, director or employee of Cendant. Avis Fleet acknowledges that such payment constitutes fair and reasonable compensation for any direct damages. Notice of any claim for direct damages must be made within one year of the date of termination or expiration of the Service which gave rise to the claim and such claim must specify the damage amount claimed and a description of the action and the service giving rise to the claim. In no circumstances


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shall Cendant be liable to Avis Fleet in connection with the provision of subcontracted services.

8.02 Limitation of Consequential Damages. EXCEPT AS PROVIDED IN ARTICLE IX, NEITHER PARTY SHALL UNDER ANY CIRCUMSTANCES BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS OR REVENUE) RESULTING OR ARISING FROM THIS AGREEMENT, ANY PERFORMANCE OR NONPERFORMANCE UNDER THIS AGREEMENT OR TERMINATION OF THIS AGREEMENT. THIS LIMITATION APPLIES REGARDLESS OF WHETHER THE DAMAGES OR OTHER RELIEF ARE SOUGHT BASED ON BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE, STRICT LIABILITY IN TORT, OR ANY OTHER LEGAL OR EQUITABLE THEORY.

                                   ARTICLE IX
                                 INDEMNIFICATION

9.01 Avis Fleet agrees to indemnify, defend and hold harmless Cendant, its directors, officers, employees, affiliates, agents and representatives from any and all third party claims, actions, demands, judgments, losses, costs, expenses, damages and liabilities (including but not limited to attorneys fees and other expenses of litigation) arising out of or connected with the Services supplied under this Agreement or in any way related to this Agreement, regardless of the legal theory asserted; provided, however, that Avis Fleet shall have no obligation to indemnify pursuant to Section 9.01 for any claims arising out of the gross negligence or willful misconduct of Cendant or any of its employees. This indemnity applies to claims, actions and demands for which Cendant may be, or may be claimed to be, partially or solely liable. The parties agree that the indemnities stated in Section 9.01 and 9.02 should be construed and applied in favor of indemnification. The parties agree that the indemnities will not apply to claims between the parties arising out of or connected to this Agreement.

9.02 Avis Fleet shall reimburse Cendant and indemnify, defend and hold harmless Cendant, its directors, officers, employees, agents, and representatives from any and all claims, actions, demands, judgments, losses, costs, expenses, damages, and liabilities (including but not limited to attorneys fees and expenses of litigation), arising from or related to any Avis Fleet act or omission connected with the provision


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of any Service by Cendant in the performance of this Agreement or caused by any
Avis Fleet product or information provided to Cendant in connection with the Services being provided by Cendant or by any employee of Avis Fleet.

9.03 If Cendant intends to claim indemnification under Section 9.01 or 9.02, Cendant will promptly notify Avis Fleet in writing of any claim, action, or demand for which Cendant intends to claim indemnification. In addition, Cendant will promptly notify Avis Fleet in writing if Cendant elects to waive its right to have Avis Fleet defend the claim, action, or demand. If Cendant does not waive its right to have Avis Fleet defend the claim, action, or demand, Cendant agrees that Avis Fleet will control the defense of the claim, action, or demand. Cendant will cooperate fully with Avis Fleet and its legal representatives in the investigation and defense of any claim, action, or demand covered by this indemnification. Cendant will permit Avis Fleet to settle any claim, action, or demand and agrees that Avis Fleet will control the settlement, provided, however that such settlement does not adversely affect Cendant's rights under this Agreement or impose any obligations on Cendant in addition to those stated in this Agreement. Avis Fleet, in the defense of any claims, actions or demands in which Cendant is a party, will not consent to entry of any judgment or enter into any settlement which does not include as an unconditional term the giving by the claimant or plaintiff to Cendant of a release from all liability with respect to the claim, action, or demand. No such claim, action, or demand will be settled by Cendant without the prior written consent of Avis Fleet.

9.04 The parties hereby agree that Avis Fleet is a fiduciary in respect of the Employees to the extent any of the employee benefits are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and further agree that Cendant is not a fiduciary (within the meaning of ERISA) in respect of the Employees.

                                    ARTICLE X
                          RECORDS AND INSPECTION RIGHTS

10.01 Records. Cendant agrees to maintain accurate records arising from or related to any Service(s) provided hereunder, including but not limited to accounting records and documentation produced in connection with the rendering of any Service(s).

                                   ARTICLE XI


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                                   TERMINATION

11.01 Termination by Either Party. This Agreement, or any Service provided hereunder, may be terminated by either Party upon written notice to the other Party if:

      A. The other Party fails to perform or otherwise breaches an obligation under this Agreement; provided, however, that such Party failing to perform or otherwise breaching shall have thirty (30) days from the date notice of intention to terminate is received to cure the failure to perform or breach of an obligation, at which time this Agreement or Service shall terminate if the failure or breach has not been cured to the reasonable satisfaction of the other Party; or

      B. The other Party makes a general assignment for the benefit of creditors, becomes insolvent, a receiver is appointed, or a court approves reorganization or arrangement proceedings; or

      C. Performance of this Agreement or any Service to be provided hereunder has been rendered impossible or impracticable for a period of three (3) consecutive months by reason of the occurrence of any of the events described in
Section 13.01 or if any other event occurs which can be reasonably determined to permanently prevent the performance of this Agreement or any Service; or

      D. During any agreed upon renewal term, if either Party so desires at any time, upon sixty (60) days advance written notice of intention to terminate to the other Party, except with respect to those Services identified in Exhibit A which specifically require either a shorter or longer period of notice, in which case the notice period shall be as set forth in Exhibit A with respect to such Service.

11.02 Termination Notices. Any termination notice delivered by either Party shall specify in detail the Service or Services to be terminated and the effective date of termination.

11.03 Consequences of Termination. In the event this Agreement or any Service is terminated for any reason:

      A. Upon request, each Party shall return to the other Party all tangible personal property and records owned by the other Party in their possession as of the termination date;


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

      B. Avis Fleet will be responsible to Cendant for reasonable and proper termination charges which will include all reasonable cancellation costs incurred by Cendant or costs for materials and equipment reasonably acquired in connection with the provision of such Service if this Agreement or any Service described in Exhibit A is terminated by Avis Fleet without cause or by Cendant with cause. Invoices for such charges shall be prepared in reasonable detail by Cendant and payment shall be due thirty (30) days from the date thereof.

      C. Avis Fleet shall remain liable for payment to Cendant for Services furnished prior to the effective date of termination.

                                   ARTICLE XII
                               DISPUTE RESOLUTION

12.01 Mediation and Binding Arbitration. If a dispute, controversy or claim arises between Cendant and Avis Fleet arising out of or relating to the interpretation or breach or validity of this Agreement or Exhibit A hereto ("Dispute"), Cendant and Avis Fleet agree to use the following procedures, as the exclusive method of resolving the Dispute.

12.02 Initiation. A Party seeking to initiate the dispute resolution procedures shall give written notice to the other Party, describing briefly the nature of the dispute and the relief sought. The parties shall use their best efforts to hold a meeting within 10 days of the receipt of such notice, to be attended by individuals with decision-making authority regarding the Dispute, who shall attempt in good faith to negotiate a resolution of the dispute.

12.03 Submission to Mediation. If, at the conclusion of such meeting or after at least 30 days have elapsed from the receipt of notice under Section 12.02, the Parties have not succeeded in negotiating a resolution of the dispute, either party may submit the dispute to mediation in accordance with the Center for Public Resources ("CPR") Mediation Procedure, then in effect except as modified herein. The mediation shall be held in New York, New York. The costs of the mediator shall be borne equally by the parties.

12.04 Selection of Mediator. The Parties will jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the CPR or another mutually agreed-upon organization if they are unable to agree upon such appointment within 20 days


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

from the receipt by a party of a notice from the other party referring the Dispute to mediation in which case the mediator shall be selected in accordance with the CPR Mediation Procedure.

12.05 Mediation and Arbitration. The Parties agree to participate in good faith in the mediation for a period of 30 days or such longer period as they may mutually agree following the initial mediation session. If the Parties are not successful in resolving the dispute through mediation by the end of such period, then either party may submit the matter to binding arbitration in accordance with the CPR Rules for Non-Administered Arbitration of Business Disputes then in effect, except as modified herein, by a sole arbitrator, selected in accordance with the provisions of Section 12.06 hereof. The arbitration proceeding shall be held in New York, shall be governed by the Federal Arbitration Act, 9 U.S.C. S 1 et seq. The award shall be final and binding on the parties, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof.

12.06 Selection of Arbitrator. The Parties shall have 10 days from the end of the mediation period to agree upon a mutually acceptable neutral person not affiliated with either of the Parties to act as arbitrator. If no arbitrator has been selected within such time, either party may request the CPR or another mutually agreed-upon organization to supply within 10 days a list of potential arbitrators with qualifications as specified by the Parties. Within five days of receipt of the list, the Parties shall independently rank the proposed candidates, shall simultaneously exchange rankings, and shall be deemed to have selected as the arbitrator the individual receiving the highest combined ranking who is available to serve. If the procedure results in a tie, CPR may designate either candidate as the arbitrator.

12.07 Cost of Arbitration. The costs of arbitration shall be apportioned between Cendant and Avis Fleet as determined by the arbitrator in such manner as the arbitrator deems reasonable taking into account the circumstances of the case, the conduct of the Parties during the proceeding, and the result of the arbitration.

12.08 Arbitration Period. Unless for good cause shown, any arbitration proceeding shall be concluded in a maximum of one (1) year from written notice from one Party to the other Party identifying a dispute subject to arbitration under this Article and requesting arbitration after having participate in negotiation and mediation under this Article.


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

12.09 Treatment of Negotiations and Mediation. All negotiation and mediation pursuant to this Article shall be treated as compromise and settlement negotiations for purposes of Rule 408 of the Federal Rules of Evidence.

12.10 Confidentiality. All negotiation, mediation and arbitration proceedings under this Article shall be treated as Confidential Information in accordance with the provisions of Section 7.01. Any mediator or arbitrator shall be bound by an agreement containing confidentiality provisions at least as restrictive as those contained in Section 7.01.

12.11 Equitable Relief. Nothing herein shall preclude either Party from taking whatever actions are necessary to prevent any immediate, irreparable harms to its interests, including multiple breaches of this Agreement by the other Party. Otherwise, these procedures are exclusive except for actions in and of arbitration to enforce an interim or final award of the arbitration. Either Party may seek specific enforcement of any arbitrator's decision under this Section.

                                  ARTICLE XIII
                                  MISCELLANEOUS

13.01 Force Majeure. Neither Party shall be responsible for the delay in the performance of any obligation hereunder due to labor disturbances, accidents, fires, floods, wars, riots, rebellions, blockages, acts of governments, governmental requirements and regulations, restrictions imposed by law or any other similar conditions, beyond the reasonable control and without the fault or negligence of such Party, and the time for performance by such Party shall be extended by the period of such delay. Notwithstanding the foregoing, in no event shall Avis Fleet be relieved of its payment obligations to Cendant for Services delivered, regardless of cause.

13.02 Assignment. Except as set forth in Section 1.04, this Agreement may not be assigned in whole or in part by either Party without the prior written consent of the other Party. Any assignment, delegation or transfer of this Agreement or any interest therein without written consent of the other Party is void and cause for termination of this Agreement. Nothing in this Agreement shall be construed to grant any person or entity not a party hereto any rights or powers whatsoever, and no person or entity shall be a third party beneficiary of this Agreement. Nothing in this section affects the ability of either party to terminate this Agreement or any Service in accordance with the provisions of this Agreement or Exhibit A.


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

13.03 Relationship of the Parties. Neither Party is an agent of the other Party and neither Party has any authority to bind the other Party, transact any business in the other Party's name or on its behalf, or make any promises or representations on behalf of the other Party unless provided for in Exhibit A or agreed to in writing. Each Party will perform all of its respective obligations under this Agreement as an independent contractor, and no joint venture, partnership or other relationship shall be created or implied by this Agreement.

13.04 Governing Law. Any questions, claims, disputes or litigation arising from or related to the making, performance and termination of this Agreement shall be governed by the laws of New York without regard to the principles of conflicts of law.

13.05 Entire Agreement. This Agreement and the Exhibits referred to in this Agreement, which Exhibits are incorporated and made a part of this Agreement by reference, constitute the entire agreement between Cendant and Avis Fleet relating to services to be provided by Cendant to Avis Fleet and, with the exception of the Merger Agreement and any related Agreements, there are no further agreements or understandings, written or oral, between the Parties with respect thereto.

13.06 Notices. Any notices, requests, demands or other communications required by or made under this Agreement shall be in writing and shall be deemed to have been duly given i) on the date of service if served personally on the Party to whom notice is to be given, ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, iii) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the U.S. Postal Service or iv) on the fifth day after mailing, if mailed to the Party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the Party as follows:

If to Cendant: To the person designated on Exhibit A as the Cendant contact for a specific Service or to:

      Eric J. Bock
      Vice President, Legal
      Cendant Corporation
      9 West 57th Street, 37th Floor

      New York, NY 10019
      FAX: (212) 413-1922

With a copy to:

      Jeanne M. Murphy
      Senior Vice President and Corporate Counsel
      Cendant Corporation
      6 Sylvan Way
      Parsippany, NJ 07054
      FAX: (973) 496-5331

If to Avis Fleet: To the person designated on Exhibit A as the Avis Fleet contact for a specific Service or to:


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

      General Counsel
      Avis Rent A Car, Inc.
      World Headquarters
      900 Old Country Road
      Garden City, NY 11530

13.07 Paragraph Headings. The title and headings of various paragraphs of this Agreement are inserted for convenience or reference only and shall not be used in the construction or interpretation of any provisions of this Agreement.

13.08 Conflicting Provisions. In the event any provision of Exhibit A conflicts with the provisions of this Agreement, the provisions of this Agreement shall be controlling.

13.09 Survival of Provisions. The representations, warranties and covenants contained herein shall survive the termination or expiration of this Agreement to the full extent necessary to protect the Party in whose favor they run.

13.10 Waiver and Modification. No part of this Agreement or any of the Exhibits may be amended, modified, supplemented or waived in any manner whatsoever (including course of dealing or of performance) except by a written instrument signed by authorized officers of the Parties. Any failure or delay by either party in exercising any right or remedy in one or many instances will not prohibit a Party from exercising it at a later time or from exercising any other right or remedy.

                                     [SIGNATURE PAGE TO FOLLOW]


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

ACCEPTED AND AGREED TO:

AVIS FLEET LEASING AND
MANAGEMENT CORPORATION:

By: ___________________________
    Name:
    Title:


CENDANT OPERATIONS, INC.

By: ___________________________
    Name:
    Title:


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